UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2019

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 19, 2019 (the “Effective Date”), the Company and FirstFire Global Opportunities Fund, LLC (the “Lender”) entered into a Securities Purchase Agreement (the “SPA”) by which the Lender provided a sum of $50,000 (the “Consideration”) to the Company, in return for a senior convertible promissory note (the “Note”) with a face amount of $55,000 (which difference in value as compared to the Consideration is due to an original issue discount of $5,000), a common stock purchase warrant (the “Warrant”), the Confession of Judgment (as defined below) and 7,500 shares of the Company’s common stock, among other agreements and obligations. The net proceeds of the Consideration, which were received by the Company on August 22, 2019, equal $47,500 after payment of $2,500 in Lender’s legal fees, and will be used for general corporate purposes.

Under the terms of the SPA and the Note, the Lender must pay the Consideration at closing. The Note obligates the Company to pay by May 19, 2020 (the “Maturity Date”) a principal amount of $55,000 together with interest at a rate equal to 10% per annum, which principal exceeds the Consideration by the amount of an original issue discount. Any amount of principal or interest that is not paid by the Maturity Date bears interest at the rate of the lesser of 15% and the maximum amount permitted by law, from the Maturity Date to the date such amount is paid.

The Lender has the right, at any time, to convert any outstanding and unpaid amount of the Note into shares of the Company’s common stock or securities convertible into the Company’s common stock, provided that such conversion would not result in the Lender beneficially owning more than 4.99% of the Company’s common stock. Subject to certain limitations and adjustments as described in the Note, the Lender may convert at a per share conversion price equal to $0.50 (the “Fixed Conversion Price”), provided that at any time on or after the date which is six months after the Effective Date, the conversion price will equal the lower of (i) the Fixed Conversion Price or (ii) 60% multiplied by the lowest closing bid price of the common stock of the Company during the twenty consecutive Trading Day (as defined in the Note) period immediately preceding the date of such conversion. Upon such conversion, all rights with respect to the portion of the Note being so converted terminate, except for the right to receive the Company’s common stock or other securities, cash or other assets as provided in the Note due upon such conversion.

The Company may prepay the outstanding principal amount under the Note during the initial 90 calendar day period after the Effective Date, by making a payment to the Lender of an amount in cash equal to 115% multiplied by the outstanding principal amount, plus accrued and unpaid interest and any default interest on those amounts, subject to the Company providing prior written notice to the Lender. The Company may prepay the outstanding principal amount under the Note during the period from the 91st through the 120th calendar day following the Effective Date, by making a payment to the Lender of an amount in cash equal to 125% multiplied by the outstanding principal amount, plus accrued and unpaid interest and any default interest on those amounts, subject to the Company providing prior written notice to the Lender. The Company may prepay the outstanding principal amount under the Note during the period from the 121st through the 180th calendar day following the Effective Date, by making a payment to the Lender of an amount in cash equal to 130% multiplied by the outstanding principal amount, plus accrued and unpaid interest and any default interest on those amounts, subject to the Company providing prior written notice to the Lender. The Company may not prepay any amount outstanding under the Note after the earlier of the first Conversion Date (as defined in the Note) and the 180th calendar day following the Effective Date.

The SPA includes anti-dilution pricing adjustments in connection with certain dilutive issuances of its equity securities and securities convertible into its equity. Additionally, under the SPA, the Company may not enter into an offering of its securities with terms that would benefit an investor more than the Lender is benefited under the SPA and the agreements ancillary thereto, unless the Company offers the Lender those same terms. The SPA also grants the Lender certain registration rights.

The Warrant is a common stock purchase warrant to purchase 150,000 shares of the Company’s common stock, for value received in connection with the issuance of the Note, from the date of issuance of the Warrant until the five-year anniversary thereof, at an exercise price of $0.50 (subject to adjustment as provided therein) per share of common stock.

Additionally, the Company provided a confession of judgment (the “Confession of Judgment”) in favor of the Lender for the amount of the Note plus fees and costs, to be filed pursuant to the terms and conditions of the SPA and the Note.

The Note and the shares of the Company’s common stock issuable upon conversion thereof are offered and sold to the Lender in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws, which include Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) promulgated by the SEC under the 1933 Act. Pursuant to these exemptions, the Lender represented to the Company under the SPA, among other representations, that it was an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the 1933 Act.

The descriptions of the SPA, the Note, the Warrant and the additional associated documents do not purport to be complete. The descriptions of the SPA, the Note, and the Warrant are qualified in their entirety by reference to the SPA, the Note, and the Warrant, which are included as Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Settlement Agreement

On August 21, 2019, the Company and Salamandra, LLC (“Salamandra”) entered into a settlement agreement and release (the “Settlement Agreement”) regarding $202,395 in amounts owed by the Company to Salamandra (as reduced by any further payments by the Company to Salamandra, the “Full Amount”) in connection with an arbitration award previously granted in favor of Salamandra in the Superior Court of New Jersey.

Under the terms of the Settlement Agreement, if the Company pays to Salamandra $125,000 before November 30, 2019 (the “Threshold Date”), which amount the Company must pay to Salamandra if the Company raises $600,000 in working capital before the Threshold Date, such payment will constitute satisfaction of the Full Amount owed and will serve as consideration for the dismissal of the action underlying the arbitration award and the mutual releases set forth in the Settlement Agreement. If the Company raises less than $600,000 in working capital before the Threshold Date, the Company may pay to Salamandra an amount equal to 21% of the working capital amount raised, in which case such payment will reduce the Full Amount owed on a dollar-for-dollar basis.

The description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is included as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “Securities Purchase Agreement” is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

A list of exhibits that are filed as part of this report is set forth in the Exhibit Index, which is presented elsewhere in this document, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Securities Purchase Agreement, dated August 19, 2019, between RespireRx Pharmaceuticals Inc. and FirstFire Global Opportunities Fund, LLC.
99.2	Convertible Promissory Note, dated August 19, 2019.
99.3	Common Stock Purchase Warrant, dated August 19, 2019.
99.4	Settlement Agreement and Release, dated as of August 21, 2019, between RespireRx Pharmaceuticals Inc. and Salamandra, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2019	RESPIRERX PHARMACEUTICALS INC. (Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis SVP, CFO, Secretary and Treasurer